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                                                                     EXHIBIT 4.1


                              AMENDED AND RESTATED
                                     CHARTER
                                       OF
                           CENTRAL PARKING CORPORATION

         Central Parking Corporation, a Tennessee corporation, whose charter was originally filed with the Tennessee Secretary of State on October 10, 1978 and subsequently recorded in the office of the Davidson County Register of Deeds on October 16, 1978, at Book 5351 Pages 298-301, and amended October 30, 1987, hereby amends and restates its charter pursuant to action duly adopted by its Board of Directors and its stockholders on August 10, 1995, as amended on February 28, 1997.

                                       I.

         The name of the Corporation (hereinafter called the "Corporation") is Central Parking Corporation.

                                       II.

         The Corporation's duration is perpetual.

                                      III.

         The address, including street, number, city, and county, of the registered office of the Corporation in the State of Tennessee is: 2401 21st Avenue South, Suite 200, Nashville, Davidson County, Tennessee 37212; and the name of the registered agent of the Corporation in the State of Tennessee at such address is Monroe J. Carell, Jr.

                                       IV.

         The name and address of the incorporator of the corporation is Monroe
J. Carell, Jr., 2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212.

                                       V.

         The address and county of the principal office of the corporation shall be 2401 21st Avenue South, Suite 200, Nashville, Davidson County, Tennessee 37212.

                                       VI.

         The Corporation is for profit.




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                                      VII.

         The nature of the business or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Tennessee Business Corporation Act.

                                      VIII.

         1. The maximum number of shares of stock which the Corporation shall have the authority to issue is fifty million (50,000,000) shares of Common Stock, having a par value of $0.01 per share, which shares shall not be subject to any preemptive rights, and one million (1,000,000) shares of preferred stock having a par value of $0.01 per share.

         2. Pursuant to the Tennessee Business Corporation Act, a statement of the designations, powers, preferences and rights, and the qualifications and restrictions thereof, in respect of each class of capital stock is as follows:

A. PREFERRED STOCK

         The Board of Directors is hereby expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other rights, and qualifications or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by a majority of the Board of Directors then in office and the certificate of designations filed under the Tennessee Business Corporation Act setting forth such resolution or resolutions, including (without limiting the generality thereof) the following as to each such series:

         (i)      the designation of such series;

         (ii) the dividends, if any, payable with respect to such series, the rates or basis for determining such dividends, any conditions and dates upon which such dividends shall be payable, the preferences, if any, of such dividends over, or the relation of such dividends to, the dividends payable on the Common Stock or any other series of preferred stock, whether such dividends shall be noncumulative or cumulative, and, if cumulative, the date or dates from which such dividends shall be cumulative;

         (iii) whether shares of such series shall be redeemable at the option of the Board of Directors or the holder, or both, upon the happening of a specified event



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                  and, if redeemable, whether for cash, property or rights,
                  including securities of the Corporation, the time, prices or rates and any adjustment and other terms and conditions of such redemption;

         (iv) the terms and amount of any sinking, retirement or purchase fund provided for the purchase or redemption of shares of such series;

         (v) whether shares of such series shall be convertible into or exchangeable for shares of Common Stock or any other series of preferred stock, at the option of the Corporation or of the holder, or both, or upon the happening of a specified event and, if provision be made for such conversion or exchange, the terms, prices, rates, adjustments and any other terms and conditions thereof;

         (vi) the extent, if any, to which the holders of shares of such series shall be entitled to vote with respect to the election of directors or otherwise, including, without limitation, the extent, if any, to which such holders shall be entitled, voting as a series or as a part of a class, to elect one or more directors upon the happening of a specified event or otherwise;

         (vii) the restrictions, if any, on the issue or reissue of shares of such series or any other series;

         (viii) the extent, if any, to which the holders of shares of such series shall be entitled to preemptive rights; and

         (ix) the rights of the holders of shares of such series upon the liquidation of the Corporation or any distribution of its assets.

B. COMMON STOCK

         (i) Dividends and Distributions. No payment of dividends or distributions shall be made to the holders of shares of Common Stock unless and until the holders of shares of preferred stock receive any preferential amounts to which they are entitled under this ARTICLE VIII or in the resolution or resolutions providing for the issue of shares of preferred stock. Subject to the limitation set forth in the preceding sentence of this Paragraph (i) and except as otherwise provided by this Charter or in the resolution or resolutions providing for the issue of shares of preferred stock, the holders of shares of Common Stock shall be entitled to receive such dividends and



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                  distributions as may be declared upon such shares of Common
                  Stock, from time to time by a resolution or resolutions adopted by the Board of Directors.

         (ii) Voting Rights. All holders of Common Stock shall be entitled to notice of any stockholders' meeting. Subject to the provisions of any applicable law and except as otherwise provided in this Charter or by the resolution or resolutions providing for the issue of shares of preferred stock, all voting rights shall be vested solely in the Common Stock. The holders of shares of Common Stock shall be entitled to vote upon the election of directors and upon any other matter submitted to the stockholders for a vote. Each share of Common Stock issued and outstanding shall be entitled to one noncumulative vote.

         (iii) Liquidation, Dissolution or Winding Up. Except as otherwise provided in this Charter and subject to the rights of holders, if any, of preferred stock to receive preferential liquidation distributions to which they are entitled under this ARTICLE VIII or under the resolution or resolutions providing for the issue of shares of preferred stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation, all assets of the Corporation shall be shared pro rata among the holders of the Common Stock.

         3. Except as otherwise provided in this Charter or by applicable law, the Corporation's capital stock, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine by a resolution or resolutions adopted by a majority of the Board of Directors then in office.

         4. This Article VIII effects a cancellation of all existing classes and series of stock other than voting common stock. Certificates representing shares of such cancelled classes or series shall hereafter be deemed to represent the number of shares of common stock into which such cancelled shares are converted pursuant to the Plan of Recapitalization of the Corporation adopted by the Corporation's stockholders on September 29, 1995.

                                       IX.

         No stockholder shall have any preemptive rights to subscribe for or purchase any shares or other securities issued by the Corporation.





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                                       X.

         1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

         2. The Board of Directors shall consist of not less than three nor more than fifteen (15) persons, the exact numbers to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of directors then in office; provided, however, that such maximum number may be increased from time to time to reflect the rights of holders of preferred stock to elect directors in accordance with the terms of this Charter or of the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issue of shares of preferred stock.

         3. One or more directors or the entire Board of Directors of the Corporation may be removed at any time for cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

         4. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Charter shall entitle the holder thereof to the right to vote at any meeting of stockholders except as otherwise provided by applicable law; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                                       XI.

         To the fullest extent permitted by the Tennessee Business Corporation Act as the same may be amended from time to time, a director, officer or incorporator of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty in such capacity. If the Tennessee Business Corporation Act is amended, after approval by the stockholders of this provision, to authorize corporate action further eliminating or limiting the personal liability of a director, officer or incorporator then the liability of a director, officer or incorporator of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time. Any repeal or modification of this Section XI by the stockholders of the Corporation shall not adversely affect any right or protection of a



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director, officer or incorporator of the corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

         Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or incorporator of the Corporation or is or was serving at the request of the Corporation as a director, officer or incorporator of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or incorporator or in any other capacity while serving as a director, officer or incorporator, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Tennessee Business Corporation Act, as the same may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including but not limited to counsel fees, judgments, fines, ERISA, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer or incorporator and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. The right to indemnification conferred in this Section XI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that an advancement of expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section XI or otherwise, the Indemnitee furnishes the Corporation with a written affirmation of his or her good faith belief that he or she has met the standards for indemnification under the Tennessee Business Corporation Act, and a determination is made that the facts then known to those making the determination would not preclude indemnification.

         The Corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent as to a director by specific action of the Corporation's Board of Directors or by contract.

         The rights to indemnification and to the advancement of expenses conferred in this Section XI shall not be exclusive of any other right that any person may have or hereafter



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acquire under any statute, this Charter, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Tennessee Business Corporation Act.

                                      XII.

         1. From time to time any of the provisions of this Amended and Restated Charter may be amended, altered or repealed in accordance with the laws of the State of Tennessee at the time in force.

         2. The Corporation's Bylaws may be amended, added to or repealed by an affirmative vote of at least a majority of either (i) the shares of the Corporation's capital stock entitled to vote thereon, or (ii) the Board of Directors.

                                      XIII.

         Any action required or permitted to be taken by the holders of the issued and outstanding capital stock of the Corporation may be effected at an annual or special meeting of stockholders duly called and held in accordance with law and this Charter, or by the consent in writing of such stockholders; provided, however, that any holder of shares of preferred stock may exercise the special voting rights, if any, of such shares to elect directors upon the occurrence of certain events specified in this Charter or in the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issuance of such shares of preferred stock, in any manner now or hereafter permitted by this Charter or applicable law.

         Dated: March 21, 1997


                                   CENTRAL PARKING CORPORATION



                                   By:    ______________________________
                                          Monroe J. Carell, Jr.,
                                          Chairman and Chief Executive Officer




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